Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 605	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Sherri Billings | CFO
501.975.6033

Bear State Financial, Inc. Announces Full Year 2016 Earnings

FINANCIAL HIGHLIGHTS:

●

Full year 2016 GAAP net income was $17.5 million or $0.46 per diluted common share, compared to GAAP net income of $10.6 million or $0.30 per diluted common share for the full year 2015 representing a 65% increase in GAAP net income and a 53% increase in GAAP net income per diluted common share.

●

Full year 2016 core earnings were $16.9 million or $0.45 per diluted common share, compared to core earnings of $13.0 million or $0.37 per diluted common share for the full year 2015 representing a 30% increase in core earnings and a 22% increase in core earnings per diluted common share.

●

Fourth quarter 2016 GAAP net income was $4.8 million, an 89% increase from $2.6 million for the fourth quarter of 2015. Diluted earnings per common share for the fourth quarter of 2016 was $0.13, an 86% increase from $0.07 for the fourth quarter of 2015.

●

Fourth quarter 2016 core earnings were $4.9 million, a 17% increase from $4.2 million for the fourth quarter of 2015. Diluted core earnings per common share for the fourth quarter of 2016 was $0.13, an 18% increase from $0.11 for the fourth quarter of 2015.

●	Book value per common share was $6.21 at December 31, 2016, a 6% increase from $5.87 at December 31, 2015.

●	Tangible book value per common share was $4.86 at December 31, 2016, an 8% increase from $4.52 at December 31, 2015.

Little Rock, AR – January 19, 2017 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $4.8 million and earnings per diluted common share of $0.13 in the fourth quarter of 2016, compared to earnings of $2.6 million or $0.07 per diluted common share in the fourth quarter of 2015. Core earnings for the fourth quarter of 2016 were $4.9 million or $0.13 per diluted common share compared to core earnings of $4.2 million or $0.11 per diluted common share in the fourth quarter of 2015.

For the full year of 2016, net income was $17.5 million and earnings per diluted common share was $0.46 compared to net income of $10.6 million or $0.30 per diluted common share for the full year of 2015. Core earnings for the full year of 2016 were $16.9 million or $0.45 per diluted common share compared to core earnings of $13.0 million or $0.37 per diluted common share for the full year of 2015.

During the first quarter of 2016, the Company integrated Metropolitan National Bank (Springfield, MO) (“MNB”) into Bear State Bank. In addition, the Company consolidated seven branch locations, or 13% of the branch network over the course of the year. The benefits of these operational and organizational efficiencies began to be realized in the second quarter of 2016 as evidenced by the improvement in the Company’s core efficiency ratio to 63% in the fourth quarter of 2016 compared to 67% in the fourth quarter of 2015. Revenue from the profit on sale of mortgage loans increased 56% for the full year of 2016 compared to the full year of 2015 which also contributed to the improvement in the core efficiency ratio.

FINANCIAL CONDITION

Total assets were $2.05 billion at December 31, 2016, a 7% increase compared to $1.92 billion at December 31, 2015. Total loans were $1.56 billion at December 31, 2016, an increase of $97.7 million, or 7% compared to December 31, 2015. Total deposits were $1.64 billion at December 31, 2016, a 2% increase compared to $1.61 billion at December 31, 2015. The increases in total assets and loans were primarily due to an increase in commercial and industrial loans as a result of a greater emphasis on this line of business.

Total stockholders’ equity was $233 million at December 31, 2016, a 5% increase from $223 million at December 31, 2015. Tangible common stockholders’ equity was $183 million at December 31, 2016, a 7% increase from $172 million at December 31, 2015. Book value per common share was $6.21 at December 31, 2016, a 6% increase from $5.87 at December 31, 2015. Tangible book value per common share was $4.86 at December 31, 2016, an 8% increase from $4.52 at December 31, 2015. The Company’s ratio of total stockholders’ equity to total assets decreased to 11.37% at December 31, 2016, compared to 11.62% at December 31, 2015. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized fourth quarter 2016 net income of $4.8 million or $0.13 per diluted common share compared to net income of $2.6 million or $0.07 per diluted common share in the fourth quarter of 2015, resulting in a return on average assets of 0.95% in the fourth quarter of 2016, compared to 0.53% in the fourth quarter of 2015. Calculation of net income in accordance with GAAP includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The Company reports core earnings, which is a non-GAAP financial measure that the Company defines as GAAP net income less non-core items. The reconciliation of GAAP net income to core earnings together with related financial measures and ratios is included in the schedules accompanying this release.

Fourth quarter 2016 core earnings totaled $4.9 million or $0.13 per diluted common share, compared to core earnings of $4.2 million or $0.11 per diluted common share in the fourth quarter of 2015. The core return on average assets measured 0.95% and 0.86%, core return on average equity measured 8.23% and 7.41% and core return on average tangible equity measured 10.50% and 9.65%, each for the fourth quarters of 2016 and 2015, respectively. Non-core items during the fourth quarter of 2016 included net branch restructuring expense of $41,000. The effect of non-core items, net of taxes, increased GAAP net income by approximately $25,000 for the fourth quarter of 2016.

Net interest income for the fourth quarter of 2016 was $17.1 million compared to $17.7 million for the same period in 2015. Net interest income for the year ended December 31, 2016 was $67.5 million, compared to $54.5 million for the same period in 2015. Interest income for the fourth quarter of 2016 was $19.2 million compared to $19.5 million for the same period in 2015. Interest income for the year ended December 31, 2016 was $75.4 million compared to $60.8 million for the same period in 2015. The increase in interest income for the year ended December 31, 2016, compared to 2015 was primarily related to an increase in the average balance of loans receivable as a result of the acquisition of MNB in the fourth quarter of 2015, partially offset by a decrease in the average yield earned on loans receivable. Interest expense for the fourth quarter of 2016 was $2.1 million compared to $1.7 million for the same period in 2015. Interest expense for the year ended December 31, 2016 was $7.9 million compared to $6.4 million for the same period in 2015. The increase in interest expense for the fourth quarter of 2016 compared to the same period in 2015 was primarily due to an increase in the average balance of interest bearing deposits and an increase in the average rate paid on deposits. The increase in interest expense for the year ended December 31, 2016 compared to 2015 was primarily due to an increase in the average balance of interest bearing deposits as a result of the MNB acquisition.

Net interest margin measured 3.75% for the fourth quarter of 2016, compared to 4.14% for the same period in 2015. Net interest margin for the year ended December 31, 2016 was 3.85%, compared to 3.88% for 2015. The Company’s net interest margin decreased primarily as a result of a decrease in the average yield on interest earning assets. The average yield on interest-earning assets for the fourth quarter of 2016 was 4.21% compared to 4.55% for the same period in 2015. The average yield on interest-earning assets for the year ended December 31, 2016 was 4.30% compared to 4.33% for the same period in 2015. The average cost of interest-bearing liabilities increased to 0.54% for the fourth quarter 2016, compared to 0.48% for the same period in 2015. The average cost of interest-bearing liabilities for the years ended December 31, 2016 and 2015 was 0.53%.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended December 31, 2016 increased to $4.4 million from $3.7 million for the same period in 2015, an 18% increase. Total noninterest income of $16.7 million for the year ended December 31, 2016 increased from $13.5 million for the same period in 2015, a 23% increase. The increases in the three and twelve month comparison periods were primarily due to increases in deposit fee income and gain on sales of mortgage loans. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the acquisition of MNB. The increase in gain on sales of loans was due to an increase in the volume of mortgage loans sold.

Total noninterest expense decreased $3.4 million or 20% for the fourth quarter of 2016 compared to the fourth quarter of 2015. Total noninterest expense increased $6.3 million or 12% during the year ended December 31, 2016 compared to 2015. The decrease in total noninterest expense for the three month comparative period was primarily related to transaction costs incurred in connection with the acquisition of MNB in the fourth quarter of 2015. The increase in total noninterest expense for the twelve month comparative period was primarily related to the increase in personnel and overhead costs incurred in connection with the MNB acquisition. The Company’s core efficiency ratio was 63% in the fourth quarter of 2016 compared to 67% in the fourth quarter of 2015.

Income tax provision increased by $1.2 million or 126% for the fourth quarter of 2016 compared to the fourth quarter of 2015. Income tax provision for the year ended December 31, 2016 increased by $2.2 million or 48% compared to the same period in 2015. The increases in income tax provision were a result of an increase in taxable income. For the year ended December 31, 2016, the income tax provision was reduced by $0.9 million due to the reversal of the valuation allowance on the Company’s deferred tax asset in the second quarter of 2016.

The ratio of nonperforming assets to total assets decreased to 0.94% at December 31, 2016, compared to 1.22% at December 31, 2015. The allowance for loan losses represented 1.00% of total loans at December 31, 2016 and 2015. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 1.68% at December 31, 2016, compared to 2.07% at December 31, 2015. The ratio of the allowance for loan losses to nonperforming loans was 90% at December 31, 2016, compared to 75% at December 31, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended December 31, 2016 was 0.10% compared to 0.08% for the quarter ended December 31, 2015. Provision for loan losses decreased from $866,000 for the fourth quarter of 2015 to $851,000 for the fourth quarter of 2016. Provision for loan losses for the year ended December 31, 2016 was $2.5 million, compared to $1.8 million for the same period in 2015. The increase in the provision is attributable to loan originations and a migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 48 branches and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends from period to period, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. Management and the Board of Directors also utilize core earnings or components of core earnings and related ratios in the preparation of the Company’s operating budgets, monthly financial performance reporting and investor presentations of Company performance and in the calculation of annual performance-based incentives for certain members of management. The Company recently modified its definition of core earnings to clarify that a material amount of net gains, losses or impairments to the Company’s real estate owned (“REO”) portfolio during an applicable reporting period will be considered a non-core item and will thus be excluded from core earnings. Immaterial net gains, losses and impairments to the REO portfolio, however, will not be considered a non-core item and will not be excluded from core earnings. The Company believes that while activity within the REO portfolio is a recurring aspect of its core business, material changes to the portfolio are not indicative of the Company’s normalized banking operations.

The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation. Management believes that these non-GAAP tangible measures provide additional useful information about the capital strength of the Company to the investment community, as these measures are widely used by industry analysts for banks and bank holding companies with prior merger and acquisition activity. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED
(In thousands)

	December	September	June	March	December
	2016	2016	2016	2016	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$587,633	$566,302	$557,612	$555,264	$561,910
Consumer real estate - mortgage loans	389,592	385,642	390,743	395,509	401,594
Farmland	94,018	94,187	92,452	93,380	94,235
Construction and land development	125,785	119,433	124,369	117,283	116,015
Commercial and industrial loans	323,096	312,957	281,874	258,479	246,304
Consumer and other	36,265	36,645	36,339	37,673	38,594
Total loans	1,556,389	1,515,166	1,483,389	1,457,588	1,458,652
Loans held for sale	8,954	13,995	15,168	10,103	7,326
Allowance for loan losses	(15,584)	(15,112)	(14,751)	(14,866)	(14,550)
Investment securities	215,453	197,670	192,549	185,143	198,585
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	10,353	10,608	10,863	11,119	11,374
Total assets	2,053,175	2,007,938	1,990,715	1,922,301	1,920,216
Noninterest-bearing deposits	223,038	239,831	255,648	216,173	234,879
Total deposits	1,644,080	1,653,523	1,641,250	1,610,718	1,607,683
Short term borrowings	19,114	13,511	14,964	8,990	12,075
FHLB advances	129,992	80,138	75,282	50,178	53,518
Other borrowings	22,012	22,518	22,900	22,681	18,862
Total stockholders' equity	233,427	232,403	228,534	223,798	223,157

Balance sheet data, quarterly averages:
Total loans	$1,536,703	$1,522,106	$1,492,504	$1,461,091	$1,445,357
Investment securities	217,522	202,868	188,808	206,258	209,629
Total earning assets	1,810,802	1,768,892	1,724,381	1,702,917	1,699,227
Goodwill	40,196	40,196	40,196	40,196	40,216
Core deposit intangible, net	10,519	10,775	11,030	11,284	11,549
Total assets	2,019,792	1,981,582	1,937,722	1,920,833	1,920,617
Noninterest-bearing deposits	229,296	239,886	215,766	221,909	234,206
Interest-bearing deposits	1,416,991	1,395,501	1,394,262	1,369,759	1,364,403
Total deposits	1,646,287	1,635,387	1,610,028	1,591,668	1,598,609
Short term borrowings	17,983	13,699	11,991	12,163	26,872
FHLB advances	94,336	73,418	64,494	64,488	47,127
Other borrowings	22,161	22,634	22,982	25,353	18,983
Total stockholders' equity	234,339	231,758	226,587	224,416	223,083

Statement of income data for the three months ended:
Interest income	$19,212	$18,849	$18,535	$18,790	$19,468
Interest expense	2,105	2,014	1,935	1,864	1,744
Net interest income	17,107	16,835	16,600	16,926	17,724
Provision for loan losses	851	643	533	489	866
Net interest income after provision for loan losses	16,256	16,192	16,067	16,437	16,858
Noninterest income	4,394	4,333	4,311	3,673	3,721
Noninterest expense	13,625	13,400	14,989	15,331	17,044
Income before taxes	7,025	7,125	5,389	4,779	3,535
Income tax provision	2,192	2,384	847	1,436	972
Net income	$4,833	$4,741	$4,542	$3,343	$2,563

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

	December	September	June	March	December
	2016	2016	2016	2016	2015

Common stock data:
Net income per share, diluted	$0.13	$0.13	$0.12	$0.09	$0.07
Core earnings per share, diluted	$0.13	$0.11	$0.11	$0.10	$0.11
Book value per share	$6.21	$6.18	$6.08	$5.96	$5.87
Tangible book value per share	$4.86	$4.83	$4.72	$4.59	$4.52
Diluted weighted average shares outstanding	37,833,124	37,807,419	37,772,959	37,918,188	38,173,234
End of period shares outstanding	37,618,597	37,600,986	37,589,543	37,560,031	37,987,722

Profitability and performance ratios:
Return on average assets	0.95%	0.95%	0.94%	0.71%	0.53%
Core return on average assets	0.95%	0.85%	0.84%	0.77%	0.86%
Return on average equity	8.18%	8.12%	8.04%	6.04%	4.56%
Core return on average equity	8.23%	7.28%	7.23%	6.61%	7.41%
Core return on average tangible equity	10.50%	9.34%	9.34%	8.58%	9.65%
Net interest margin	3.75%	3.78%	3.86%	4.03%	4.14%
Noninterest income to total revenue	20.44%	20.47%	20.62%	17.83%	17.35%
Noninterest income to average assets	0.86%	0.87%	0.89%	0.78%	0.77%
Noninterest expense to average assets	2.68%	2.68%	3.10%	3.24%	3.52%
Efficiency ratio	63.37%	63.30%	71.68%	74.43%	79.48%
Core efficiency ratio(1)	63.18%	66.99%	68.29%	71.96%	67.66%
Average loans to average deposits	93.34%	93.07%	92.70%	91.80%	90.41%
Securities to total assets	10.49%	9.84%	9.67%	9.63%	10.34%

Asset quality ratios:
Allowance for loan losses to total loans	1.00%	1.00%	0.99%	1.02%	1.00%
Allowance for loan losses to non-performing loans	89.69%	86.41%	76.42%	72.84%	75.23%
Nonperforming loans to total loans	1.12%	1.15%	1.30%	1.40%	1.36%
Nonperforming assets to total assets	0.94%	0.95%	1.08%	1.23%	1.22%
Annualized net charge offs to average total loans (2)	0.10%	0.07%	0.17%	0.05%	0.08%

Regulatory capital ratios:
Tier 1 leverage ratio	9.47%	9.37%	9.30%	9.16%	9.15%
Common equity tier 1 capital ratio	11.03%	11.00%	10.78%	10.65%	10.62%
Tier 1 capital to risk weighted assets	11.03%	11.00%	10.78%	10.65%	10.62%
Total capital to risk weighted assets	11.96%	11.92%	11.69%	11.58%	11.52%

(1)

Core Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.

(2)	The quarter ending June 30, 2016 includes a charge-off on a purchased credit impaired loan amounting to 0.13% of average total loans

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share data)
(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$78,789	$52,131
Interest-bearing time deposits in banks	4,571	10,930
Federal funds sold	--	18
Investment securities—
Available for sale, at fair value	188,476	198,585
Held to maturity, at amortized cost	26,977	--
Other investment securities, at cost	13,759	9,563
Loans receivable, net of allowance of $15,584 and $14,550, respectively	1,540,805	1,444,102
Loans held for sale	8,954	7,326
Accrued interest receivable	7,006	6,157
Real estate owned - net	1,945	3,642
Office properties and equipment – net	54,049	63,641
Office properties and equipment held for sale	5,337	--
Cash surrender value of life insurance	57,267	52,602
Goodwill	40,196	40,196
Core deposit intangible – net	10,353	11,374
Deferred tax asset, net	11,619	16,713
Prepaid expenses and other assets	3,072	3,236

TOTAL	$2,053,175	$1,920,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$223,038	$234,879
Interest bearing deposits	1,421,042	1,372,804
Total deposits	1,644,080	1,607,683
Short term borrowings	19,114	12,075
Other borrowings	152,004	72,380
Other liabilities	4,550	4,921

Total liabilities	1,819,748	1,697,059

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at December 31, 2016 or December 31, 2015	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,618,597 and 37,987,722 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	376	380
Additional paid-in capital	209,274	211,817
Accumulated other comprehensive income	(1,436)	386
Retained earnings	25,213	10,574

Total stockholders’ equity	233,427	223,157

TOTAL	$2,053,175	$1,920,216

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
INTEREST INCOME:
Loans receivable	$17,924	$18,430	$70,936	$57,039
Investment securities:
Taxable	475	475	1,952	1,535
Nontaxable	729	490	2,185	1,955
Other	84	73	313	317
Total interest income	19,212	19,468	75,386	60,846

INTEREST EXPENSE:
Deposits	1,729	1,484	6,515	5,339
Other borrowings	376	260	1,403	1,025

Total interest expense	2,105	1,744	7,918	6,364

NET INTEREST INCOME	17,107	17,724	67,468	54,482

PROVISION FOR LOAN LOSSES	851	866	2,516	1,797

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,256	16,858	64,952	52,685

NONINTEREST INCOME:
Net gain on sales of investment securities	--	(68)	19	20
Deposit fee income	2,354	2,338	8,994	7,907
Earnings on life insurance policies	418	415	1,665	1,510
Gain on sales of loans	1,342	725	4,796	3,084
Other	280	311	1,237	1,026

Total noninterest income	4,394	3,721	16,711	13,547

NONINTEREST EXPENSES:
Salaries and employee benefits	7,443	8,220	31,168	25,742
Net occupancy expense	1,762	2,138	7,414	6,411
Real estate owned, net	2	63	(377)	(369)
FDIC insurance	230	324	1,099	960
Amortization of intangible assets	255	255	1,021	724
Data processing	1,341	2,596	5,520	6,411
Professional fees	531	531	2,212	1,923
Advertising and public relations	316	756	1,600	2,520
Postage and supplies	233	304	1,121	1,113
Other	1,512	1,857	6,567	5,584

Total noninterest expenses	13,625	17,044	57,345	51,019

INCOME BEFORE INCOME TAXES	7,025	3,535	24,318	15,213

INCOME TAX PROVISION	2,192	972	6,859	4,639

NET INCOME	$4,833	$2,563	$17,459	$10,574

Basic earnings per common share	$0.13	$0.07	$0.46	$0.31

Diluted earnings per common share	$0.13	$0.07	$0.46	$0.30

BEAR STATE FINANCIAL, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED
(Dollars in thousands)

	Three Months Ended December 31,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,536,703	$17,924	4.63%	$1,445,357	$18,430	5.06%
Investment securities(2)	217,522	1,204	2.20	209,629	965	1.82
Other interest-earning assets	56,577	84	0.59	44,241	73	0.65
Total interest-earning assets	1,810,802	19,212	4.21	1,699,227	19,468	4.55
Noninterest-earning assets	208,990			221,390
Total assets	$2,019,792			$1,920,617
Interest-bearing liabilities:
Deposits	$1,416,991	1,729	0.48	$1,364,403	1,484	0.43
Other borrowings	134,480	376	1.11	92,982	260	1.11
Total interest-bearing liabilities	1,551,471	2,105	0.54	1,457,385	1,744	0.48
Noninterest-bearing deposits	229,296			234,206
Noninterest-bearing liabilities	4,686			5,943
Total liabilities	1,785,453			1,697,534
Stockholders' equity	234,339			223,083
Total liabilities and stockholders' equity	$2,019,792			$1,920,617

Net interest income		$17,107			$17,724
Net earning assets	$259,331			$241,842
Interest rate spread			3.67%			4.07%
Net interest margin			3.75%			4.14%
Ratio of interest-earning assets to Interest-bearing liabilities			116.71%			116.59%

	Year Ended December 31,
	2016			2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,503,245	$70,936	4.72%	$1,158,288	$57,039	4.92%
Investment securities(2)	203,899	4,137	2.03	190,870	3,490	1.83
Other interest-earning assets	44,814	313	0.70	55,258	317	0.57
Total interest-earning assets	1,751,958	75,386	4.30	1,404,416	60,846	4.33
Noninterest-earning assets	213,221			185,470
Total assets	$1,965,179			$1,589,886
Interest-bearing liabilities:
Deposits	$1,394,194	6,515	0.47	$1,131,870	5,339	0.47
Other borrowings	111,484	1,403	1.26	76,905	1,025	1.33
Total interest-bearing liabilities	1,505,678	7,918	0.53	1,208,775	6,364	0.53
Noninterest-bearing deposits	226,758			189,826
Noninterest-bearing liabilities	3,447			4,096
Total liabilities	1,735,883			1,402,697
Stockholders' equity	229,296			187,189
Total liabilities andstockholders' equity	$1,965,179			$1,589,886

Net interest income		$67,468			$54,482
Net earning assets	$246,280			$195,641
Interest rate spread			3.78%			3.80%
Net interest margin			3.85%			3.88%
Ratio of interest-earning assets to Interest-bearing liabilities			116.36%			116.19%
(1)	Includes nonaccrual loans.
(2)	Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.
ASSET QUALITY ANALYSIS - UNAUDITED
(Dollars in thousands)

	December 31, 2016		December 31, 2015
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$6,709	0.33%	$6,455	0.34%	$254
Multifamily	--	0.00%	230	0.01%	(230)
Nonfarm nonresidential	5,177	0.25%	6,638	0.35%	(1,461)
Farmland	783	0.04%	973	0.05%	(190)
Construction and land development	463	0.02%	622	0.03%	(159)
Commercial	4,071	0.20%	4,235	0.22%	(164)
Consumer	173	0.01%	187	0.01%	(14)

Total nonaccrual loans	17,376	0.85%	19,340	1.01%	(1,964)

Accruing loans 90 days or more past due	--	--	451	0.02%	(451)

Real estate owned	1,945	0.09%	3,642	0.19%	(1,697)

Total nonperforming assets	19,321	0.94%	23,433	1.22%	(4,112)
Performing restructured loans	4,804	0.23%	284	0.01%	4,520

Total nonperforming assets and performing restructured loans (1)	$24,125	1.17%	$23,717	1.23%	$408

(1)

The table does not include substandard loans which were judged not to be impaired totaling $30.7 million at December 31, 2016 and $30.2 million at December 31, 2015 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at December 31, 2016.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY – UNAUDITED
(Dollars in thousands)

	For the Quarter Ending
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net income available to common stockholders	$4,833	$4,741	$4,542	$3,343	$2,563
Average common stockholders' equity	234,339	231,758	226,587	224,416	223,083
Less Average Intangible Assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,216)
Core deposit intangible, net of accumulated amortization	(10,519)	(10,775)	(11,030)	(11,284)	(11,549)

Average tangible common stockholders' equity	$183,624	$180,787	$175,361	$172,936	$171,318

Annualized return on average tangible common stockholders' equity	10.4%	10.4%	10.4%	7.8%	5.9%

BEAR STATE FINANCIAL, INC.
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED
(In thousands, except per share data)

	For the Quarter Ending
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Total common stockholder's equity	$233,427	$232,403	$228,534	$223,798	$223,157
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(10,353)	(10,608)	(10,863)	(11,119)	(11,374)
Total intangible assets	(50,549)	(50,804)	(51,059)	(51,315)	(51,570)
Total tangible common stockholder's equity	$182,878	$181,599	$177,475	$172,483	$171,587

Common Shares Outstanding	37,619	37,601	37,590	37,560	37,988

Tangible book value per common share	$4.86	$4.83	$4.72	$4.59	$4.52

BEAR STATE FINANCIAL, INC.
RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

		For the Quarter Ending
		December	September	June	March	December
		2016	2016	2016	2016	2015
Net income		$4,833	$4,741	$4,542	$3,343	$2,563
Adj: Loss (gain) on sale of securities, net		--	(21)	--	2	68
Adj: Merger, acquisition and integration expenses		--	--	137	445	1,348
Adj: Branch restructure and related property valuation expense, net of (gain) on sale of properties		41	(323)	571	63	--
Adj: Data processing termination fees		--	--	--	--	1,186
Adj: Net provision/loss/(gain) on real estate owned		--	(444)	--	--	--
Adj: Deferred tax asset valuation allowance reversal		--	--	(897)	--	--
Tax effect of adjustments (1)		(16)	302	(271)	(195)	(996)
Total core income	(A)	$4,858	$4,255	$4,082	$3,658	$4,169

Total revenue		$21,501	$21,168	$20,911	$20,599	$21,445
Adj: Loss (gain) on sale of securities, net		--	(21)	--	2	68
Total core revenue		$21,501	$21,147	$20,911	$20,601	$21,513

Total non-interest expense		$13,625	$13,400	$14,989	$15,331	$17,044
Adj: Merger, acquisition and integration expenses		--	--	(137)	(445)	(1,348)
Adj: Branch restructure and related property valuation (expense), net of gain on sale of properties		(41)	323	(571)	(63)	--
Adj: Data processing termination fees		--	--	--	--	(1,186)
Adj: Net (provision/loss)/gain on real estate owned		--	444	--	--	--
Total core noninterest expense		$13,584	$14,167	$14,281	$14,823	$14,510

Total average assets	(B)	$2,019,792	$1,981,582	$1,937,722	$1,920,833	$1,920,617
Total average stockholders' equity	(C)	234,339	231,758	226,587	224,416	223,083
Total average tangible stockholders' equity	(D)	183,624	180,787	175,361	172,936	171,318
Total tangible stockholders' equity, period end	(E)	182,878	181,599	177,475	172,483	171,587

Total common shares outstanding, period-end	(F)	37,618,597	37,600,986	37,589,543	37,560,031	37,987,722
Average diluted shares outstanding	(G)	37,833,124	37,807,419	37,772,959	37,918,188	38,173,234

Core earnings per share, diluted	(A/G)	$0.13	$0.11	$0.11	$0.10	$0.11
Tangible book value per share, period-end	(E/F)	$4.86	$4.83	$4.72	$4.59	$4.52

Core return on average assets	(A/B)	0.95%	0.85%	0.84%	0.77%	0.86%
Core return on average equity	(A/C)	8.23%	7.28%	7.23%	6.61%	7.41%
Core return on average tangible equity	(A/D)	10.50%	9.34%	9.34%	8.58%	9.65%
Core efficiency ratio(2)		63.18%	66.99%	68.29%	71.96%	67.66%

(1) The tax effect is calculated at the Company’s blended statutory rate of 38.29% for adjustments that impact taxable income.

(2) Core Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.